Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Organization
Affordable Property Holdings, LLC	Michigan
CAPREIT Tera Venture, LLC	Maryland
FM Sponsor I, LLC	Maryland
MMA Financial Bond Warehousing, LLC	Maryland
MMA Financial Warehousing, LLC	Maryland
MMA Advisory Services (formerly Midland Advisory Services, Inc.)	Michigan
MMA Capital Corporation	Michigan
MMA Equity Corporation[1]	Florida
MMA Financial Holdings, Inc. (formerly Midland Financial Holdings, Inc.)	Florida
MMA Middle Tier I, LP	Delaware
MMA Mortgage Investment Corporation	Florida
Midland Realty Investment Corporation	Florida
MMA Special Limited Partner, Inc.	Florida
MMA Special Partners Corp.	Delaware
MMA Credit Enhancement I, LLC	Maryland
MMA Servicing, LLC	Maryland
MMACap, LLC	Delaware
Municipal Mortgage Investments II, LLC	Maryland
Municipal Mortgage Investments III, LLC	Maryland
Municipal Mortgage Investments IV, LLC	Maryland
Municipal Mortgage Investments, LLC	Maryland
MuniMae Investment Services Corporation	Maryland
MMA Construction Finance, LLC (formerly MuniMae Construction Finance, LLC)	Maryland
MMA Financial Equity I, LLC	Maryland
MMA Financial Equity II, LLC	Maryland
MMA Financial Equity III, LLC	Maryland
MMA Financial Equity IV, LLC	Maryland
MMA Financial Equity V, LLC	Maryland
MMA Financial Equity Ventures, LLC	Maryland
MMA Financial, LLC (formerly MuniMae Midland, LLC)	Maryland
MuniMae Portfolio Services, LLC	Maryland
MuniMae Structured Finance, LLC	Maryland

[1]	This company controls 100 consolidated wholly-owned subsidiaries engaged in the syndication of low-income housing tax credits equity investments, including asset management services, which operate in the United States.

Name of Subsidiary	Jurisdiction of Organization
MMA Financial Swap Party I, LLC	Maryland
MuniMae TE Bond Subsidiary, LLC	Maryland
Munimae TEI Holdings, LLC	Maryland
TE Bond Holder Limited Partnership	Maryland
Whitehawk Capital Fund IV, LLC	Maryland
Whitehawk Capital, LLC	Delaware
MMA Financial TC Corp. [2]	Delaware
MMA Financial BFG Investments, LLC	Delaware
MMA Financial BFGLP, LLC	Maryland
MMA Financial BFRP, Inc.	Delaware
MMA Financial CDD Sponsor, LLC	Maryland
MMA Financial CDE Investor, LLC	Maryland
MMA Financial Community Investment, LLC	Maryland
MFH Financial Trust I	Delaware
West Cedar Acquisitions LLC	Delaware
Acquisitions Investments Corp.	Massachusetts
BF Institutional Tax Credits Acquisitions Limited Partner	Massachusetts
Lend Lease MSR Corp.	Delaware

[2]	This company controls 979 consolidated wholly-owned subsidiaries engaged in the syndication of low-income housing tax credits equity investments, including asset management services, which operate in the United States.